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The Nasdaq Stock Market, Inc.
1735 K Street NW
Washington, DC  20006-1500
202-496-2500
Fax 202-496-2698

VIA FACSIMILE/FED EX

October 20, 1998

Mr. Roger M. Buoy
Chief Executive Officer
Applewoods, Inc.
International House, Heathfield
Ind. Est., Newton Abbot
Devon, TQ126-RY ENGLAND

Dear Mr. Buoy:

As a public company with securities listed on The Nasdaq Stock Market, I am certain you appreciate the importance of providing timely information to the investment community. As such, you can understand our concern that Applewoods, Inc. has not filed its Form 10-K for the fiscal year ended June 30, 1998 with The Securities and Exchange Commission and The Nasdaq Stock Market, as required by Marketplace Rule 4310(c)(14).(1)

Accordingly, the securities of Applewoods, Inc. will be delisted from The Nasdaq SmallCap Market, effective with the opening of business on October 27, 1998.

Please note that the Company's Nasdaq symbol will be changed from "APWD" to "APWDE", effective with the opening of the market on October 21, 1998 to reflect the Company's filing deficiency.

The Company may seek further procedural remedies. For information regarding a review of the staff's findings, please contact the Hearings Department at (202) 496-2635.

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(1) Marketplace Rule 4310(c)(14) "The issuer shall file with Nasdaq three (3)
copies of all reports and other documents filed or required to be filed with the Commission. An issuer that is not required to file reports with the Commission shall file with Nasdaq (3) copies of the reports required to be filed with the appropriate regulatory authority. All required reports shall be filed with Nasdaq on or before the date they are required to be filed with the Commission or appropriate authority. Annual reports filed with Nasdaq shall contain audited financial statements." Filing and acceptance through the SEC's Edgar System fulfills The Nasdaq Stock Market's filing requirements.

If you have any questions concerning the compliance issues discussed above, please contact Marilyn Bacot at (800) 955-8109.


Very truly yours,



/s/ KIT MILHOLLAND
----------------------------------
    Kit Milholland
    Assistant Director
    Nasdaq Listing Qualifications